Exhibit 99.B9(j)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

August 28, 2008

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 85
File Nos. 33-8982; 811-4852

Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 85 to Registration Statement No. 33-8982.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

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